Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statements on Form S-8 (File No. 333-257071), Form S-3 (File No. 333-254149), Form S-3 (File No. 333-233677) and Form S-3 (File No. 333-215602) of Amplify Energy Corp. of our report dated March 9, 2022, relating to the financial statements of Amplify Energy Corp. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 9, 2022